EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2005, relating to the financial statements and financial statement schedule of Power-One, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 2004.



/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
December 16, 2005